Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Autolus Therapeutics plc

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Ordinary shares, nominal value $0.000042 per share(2)	Rule 456(b) and 457(r)	(3)(4)	(4)	(4)	(5)	(5)

	Debt	Debt Securities	Rule 456(b) and 457(r)	(3)(4)	(4)	(4)	(5)	(5)

	Other	Warrants	Rule 456(b) and 457(r)	(3)(4)	(4)	(4)	(5)	(5)

Fees Previously Paid	—	—	—	—	—	—		—

Carry Forward Securities

Carry Forward Securities	Equity	Ordinary shares, nominal value $0.000042 per share(2)	415(a)(6)	(6)		$136,145,976 (6)			Form F-3	333-258556	August 18, 2021	$14,853.52

	Total Offering Amounts					(4)		—

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							—

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)

These ordinary shares are represented by ADSs, each of which represents one ordinary share of the registrant. ADSs issuable on deposit of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 (File No. 333-224837).

(3)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall also cover any additional shares of the registrant’s securities that become issuable by reason of any share split, share dividend or similar transaction.

(4)	An unspecified maximum aggregate offering price and number of securities of each identified class is being registered and may from time to time be offered at unspecified prices.

(5)

In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b) under the Securities Act. The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee rate in effect on the date of such fee payment.

(6)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes $136,145,976 of unsold securities, or the Unsold Securities, of the registrant that had been previously registered pursuant to the registration statement on Form F-3 (File No. 333-258556) initially filed on August 5, 2021, and declared effective on August 18, 2021, or the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the registrant paid a registration fee of $14,853.52. Pursuant to Rule 415(a)(6), the registrant is carrying forward to this registration statement the Unsold Securities that were previously registered on the Prior Registration Statement, and the registration fee paid with respect to the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. No additional filing fee is due with respect to the Unsold Securities included in this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the time of filing this registration statement.